As filed with the Securities and Exchange Commission on February 19, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWIFT ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Texas	1311	20-3940661
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code) 16825 Northchase Drive, Suite 400	(I.R.S. Employer Identification No.)

Houston, Texas 77060

(281) 874-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurent A. Baillargeon

General Counsel

16825 Northchase Drive, Suite 400

Houston, Texas 77060

Telephone: (281) 874-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Christopher M. Abundis Senior Corporate Counsel Swift Energy Company 16825 Northchase Drive, Suite 400 Houston, Texas 77060 Telephone: (281) 874-2571	Donald W. Brodsky Brittany A. Sakowitz Baker Hostetler LLP 1000 Louisiana Street, Suite 2000 Houston, Texas 77002 Telephone: (713) 646-1335

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
7 7/8 % Senior Notes due 2022	$150,000,000	100%	$150,000,000	$20,460

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Swift Energy Operating, LLC, our principal domestic operating subsidiary, will guarantee the notes being registered. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is required with respect to guarantees of the securities being registered.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

REGISTRANT GUARANTOR

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Swift Energy Operating, LLC	Texas	20-3892961

(1)	The address for the Registrant Guarantor is 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and the telephone number for the Registrant Guarantor is (281) 874-2700. The Primary Industrial Classification Code for the Registrant Guarantor is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2013

PROSPECTUS

Offer to Exchange

Up To $150,000,000 of

7 7/8% Senior Notes due 2022

That Have Not Been Registered Under

The Securities Act of 1933

(“Old Notes”)

for

Up To $150,000,000 of

7 7/8% Senior Notes due 2022

That Have Been Registered Under

The Securities Act of 1933

(“New Notes”)

Terms of the new 7 7/8% senior notes due 2022 offered in the exchange offer:

•

The terms of the New Notes are identical to the terms of the Old Notes that were issued on October 18, 2012, except that the New Notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the exchange offer:

•	We are offering to exchange up to $150,000,000 of our Old Notes for New Notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all Old Notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of New Notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless extended.

•	Tenders of Old Notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of Old Notes for New Notes will not be treated as a taxable event to holders for U.S. federal income tax purposes.

•	There is no existing market for the New Notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

You should carefully consider the Risk Factors beginning on page 7 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. In this prospectus, the words “Swift,” “we,” “us” and “our” refer to Swift Energy Company and not to any of its subsidiaries. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of Old Notes upon written or oral request made to Swift Energy Company, Investor Relations Department, 16825 Northchase Drive, Suite 400, Houston, Texas 77060 (Telephone (281) 874-2700). To obtain timely delivery of any requested information, holders of Old Notes must make any request no later than five business days prior to the expiration of the exchange offer.

(i)

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated revenues, production and reserves, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include statements about our:

•	business strategy;

•	reserves;

•	technology;

•	cash flows and liquidity;

•	financial strategy, budget, projections and operating results;

•	oil and natural gas pricing expectations;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	availability of oil field labor;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	availability and terms of capital;

•	drilling of wells;

•	marketing of oil and natural gas;

•	exploitation or property acquisitions;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of our risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation of the oil and natural gas industry;

•	developments in oil-producing and natural gas-producing countries;

•	uncertainty regarding our future operating results;

•	estimated future net reserves and present value thereof; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

(ii)

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in this prospectus on page 7 and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. See also “Where You Can Find More Information; Incorporation by Reference.”

Where You Can Find More Information; Incorporation by Reference

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room and its copy charges. You may view our SEC filings electronically at the SEC’s Internet site at http://www.sec.gov, or at our own website at http://www.swiftenergy.com. We do not intend for information contained in our website to be part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

•	Our annual report on Form 10-K for the year ended December 31, 2011, filed February 23, 2012;

•	Our quarterly reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, which were filed May 3, 2012, August 2, 2012, and November 1, 2012, respectively; and

•	Our current reports on Form 8-K filed March 5, 2012, April 30, 2012, May 2, 2012, May 11, 2012, October 3, 2012, October 5, 2012, October 24, 2012, November 5, 2012, and February 14, 2013.

You may request a copy of these filings at no cost, by writing or telephoning:

Swift Energy Company, Investor Relations Department

16825 Northchase Drive, Suite 400

Houston, TX 77060

Telephone number: (281) 874-2700

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information provided in this prospectus or incorporated by reference is accurate as of any date other than the date on the front cover or the date of the incorporated material, as applicable.

(iii)

Prospectus Summary

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference and to which we refer you before making an investment decision. You should carefully consider the information set forth under “Risk Factors” beginning on page 7 of this prospectus, the other cautionary statements described in this prospectus, and the risk factors and other cautionary statements, including those described under the heading “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, and, to the extent applicable, any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary note regarding forward-looking statements.”

In this prospectus we refer to the notes to be issued in the exchange offer as the “New Notes” and the notes issued on October 18, 2012 as the “Old Notes.” We refer to the New Notes and the Old Notes collectively as the “Notes.”

The Company

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Texas and Louisiana and in the inland waters of Louisiana. Swift is one of the largest producers of crude oil in the state of Louisiana, and holds a large acreage position in Texas prospective for Eagle Ford shale and Olmos tight sands development.

At December 31, 2011, Swift had estimated proved reserves from continuing operations of 159.6 MMBoe. Our total estimated proved reserves at year-end 2011 comprised approximately 20% crude oil, 64% natural gas, and 16% NGLs; and 35% of our total proved reserves were proved developed. At December 31, 2011, our proved reserves are concentrated, with 79% of the total in Texas and 21% in Louisiana.

Swift’s executive offices are located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and Swift’s telephone number is (281) 874-2700.

The Subsidiary Guarantors

Any Subsidiary Guarantors may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Initially, Swift Energy Operating, LLC, our principal domestic operating subsidiary, will guarantee the Notes.

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus, including information in documents incorporated by reference, prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus and those risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Occurrence of the events described in any of those risks could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Exchange Offer

On October 18, 2012, we completed a private offering of the Old Notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer within 180 days after the date we issued the Old Notes.

Exchange Offer	We are offering to exchange Old Notes for New Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on, 2013, unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept Old Notes for exchange if the exchange offer, or the making of any exchange by a holder of the Old Notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of Old Notes being tendered.

Procedures for Tendering Old Notes	Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”). DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Old Notes in the exchange offer the exchange agent must receive, prior to the expiration date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your Old Notes, see the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “Exchange Offer—Procedures for Tendering,” and “Description of Notes—Book Entry.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of Old Notes at any time prior to the expiration date. To withdraw, you may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a request message (a “request message”) to the exchange agent. The request message must be received prior to the expiration date. See the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of Old Notes and all conditions to the exchange offer are satisfied, we will accept any and all Old Notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any Old Note that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the Old Notes for exchange. See the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. See the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your Old Notes in this exchange offer, you will no longer be able to require us to register the Old Notes under the Securities Act of 1933 except in limited circumstances provided under the registration rights agreement entered into as part of the original issuance of the Old Notes. In addition, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless we have registered the Old Notes under the Securities Act of 1933, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.

U.S. Federal Income Tax Consequences	The exchange of New Notes for Old Notes in the exchange offer will not be a taxable event to holders for U.S. federal income tax purposes. See the section in this prospectus entitled “Certain United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, Sixth & Marquette Avenue, Minneapolis, Minnesota, 55479, and telephone number (800) 344-5128. Please refer to the CUSIP Number when making inquiries.

Terms of the New Notes

The New Notes will be identical to the Old Notes except that the New Notes are registered under the Securities Act of 1933 and will not have restrictions on transfer, registration rights or provisions for additional interest except as set forth in the indenture under which the Old Notes were issued and under the heading “Description of Notes.” The New Notes will evidence the same debt as the Old Notes, and the same indenture will govern the New Notes and the Old Notes.

The following summary contains basic information about the New Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the New Notes, see the section entitled “Description of Notes” in this prospectus.

Issuer	Swift Energy Company

Securities Offered	$150 million aggregate principal amount of 7 7/8% senior notes due 2022. The New Notes are being offered as additional notes under an indenture, as supplemented, pursuant to which, on November 30, 2011, we issued $250,000,000 principal amount of our 7 7/8% unsecured senior notes due 2022 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes and the Existing Notes will be treated as a single class of security under the indenture.

Maturity	March 1, 2022.

Interest Payment Dates	7 7/8% per annum, payable March 1 and September 1 of each year with the next interest payment due on March 1, 2013. Interest will accrue on the New Notes from September 1, 2012. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note tendered in exchange therefor.

Optional Redemption	On or after March 1, 2017, we may redeem some or all of the notes at any time at the prices listed under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to, but excluding the date of such redemption.

Before March 1, 2015, we may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the proceeds from certain equity offerings. In addition, we may redeem some or all of the Notes prior to March 1, 2017 at a price equal to 100% of the principal amount plus the applicable make-whole premium set forth under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to, but excluding, the date of such redemption.

Change of Control	If a change of control of Swift occurs, we must offer to repurchase the Notes at a purchase price of 101% of their face amount, plus accrued interest to the date we repurchase the Notes.

Subsidiary Guarantee	Initially, Swift Energy Operating, LLC, our principal domestic operating subsidiary, will guarantee the Notes. In the future, if any of our other domestic subsidiaries incurs debt, issues preferred stock or guarantees any of our debt, that subsidiary may be required to guarantee the Notes.

Ranking	The New Notes will be our general senior unsecured obligations and will:

•	rank equally in right of payment with all our existing and future senior indebtedness;

•

be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including indebtedness under our bank credit facility;

•	rank senior to all of our existing and future subordinated indebtedness; and

•	effectively be subordinated to all indebtedness of our non-guarantor subsidiaries.

The guarantee of Swift Energy Operating, LLC will rank equally in right of payment with all of its existing and future senior indebtedness, including its indebtedness under our bank credit facility.

As of December 31, 2012, we had approximately $39.4 million of secured senior indebtedness outstanding under our revolving credit facility. With the exception of intercompany indebtedness, as of December 31, 2012, our non-guarantor subsidiaries had no indebtedness outstanding.

Certain Covenants	The indenture governing the Notes contains covenants for your benefit. These covenants restrict our ability and the ability of our subsidiaries to:

•	incur, assume or guarantee additional debt or issue preferred stock;

•	create liens;

•	pay dividends or make other restricted payments;

•	make investments;

•	transfer or sell assets;

•	enter into transactions with affiliates;

•	incur dividend or other payment restrictions affecting subsidiaries; or

•	consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the captions “Description of Notes—Certain Covenants” and “—Merger, Consolidation and Sale of Substantially All Assets.”

The indenture allows termination of many of the covenants discussed above if in the future the Notes are rated investment grade by both Moody’s and S&P and no default has occurred and is continuing under the indenture. See “Description of Notes—Certain Covenants—Covenant Termination.”

Investing in the New Notes involves risks. See “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in evaluating an investment in the New Notes.

Risk Factors

Investing in the Notes involves risks. You should carefully consider the information included or incorporated by reference in this prospectus, including the matters addressed under “Cautionary Note Regarding Forward-Looking Statements,” and the following risks before investing in the Notes. In addition, you should read the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus and, to the extent applicable, any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks to which we allude in the previous paragraph, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks relating to the Notes

If you fail to exchange your Old Notes, they will continue to be restricted securities and may become less liquid.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery to the exchange agent of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes.

If you do not exchange your Old Notes for New Notes pursuant to the exchange offer, the Old Notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not plan to register Old Notes under the Securities Act of 1933 unless our registration rights agreement with the initial purchasers of the Old Notes requires us to do so. Further, if you continue to hold any Old Notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these Notes outstanding.

As a holding company, our only source of cash is distributions from our subsidiaries.

We are a holding company with no operations of our own and we conduct all of our business through our subsidiaries. We are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including the Notes, and any of our future obligations. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor. The ability of our subsidiaries to pay such dividends and distributions will be subject to, among other things, statutory or contractual restrictions. We cannot assure you that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us in order for us to pay interest or make other payments on the Notes.

Holders of the Notes will be effectively subordinated to all of our non-guarantor subsidiaries’ indebtedness.

Only Swift Energy Operating, LLC guarantees the Notes. None of our other subsidiaries are required to guarantee the Notes. In addition, we may be able to designate one or more subsidiaries in the future as unrestricted subsidiaries that would not be required to guarantee the Notes. As a result, holders of the New Notes will be, and holders of the Existing Notes are, effectively subordinated to the indebtedness and other liabilities of these non-guarantor subsidiaries, including trade creditors. Therefore, in the event of the insolvency or liquidation of a non-guarantor subsidiary, following payment by that subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us. In the event of a default by any such subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the Notes. With the exception of intercompany indebtedness, as of December 31, 2012, our non-guarantor subsidiaries had no indebtedness outstanding.

The Notes and the guarantee are not secured by our assets and are effectively subordinated to all of our secured indebtedness to the extent of the value of assets securing such indebtedness.

The New Notes and the guarantee will be the general unsecured obligations of Swift and Swift Energy Operating, LLC, respectively, and will be effectively subordinated in right of payment to all of the secured indebtedness of Swift and Swift Energy Operating, LLC, to the extent of the value of the assets securing such indebtedness. If we become insolvent or are liquidated, our assets that serve as collateral under our secured indebtedness would be made available to satisfy our obligations under any secured debt before any payments are made on the Notes. Our obligations under our bank credit facility are secured by substantially all of our assets. As of December 31, 2012 we had approximately $39.4 million of senior secured indebtedness outstanding under our revolving credit facility. See “Description of Notes—Certain Covenants—Limitation on Indebtedness.”

If we experience a change of control, we may be unable to repurchase the Notes as required under the indenture.

In the event of a change of control, holders of the Notes will have the right to require us, subject to various conditions, to repurchase the Notes, and the holders of our outstanding 7 1/8% senior notes due 2017 and our outstanding 8 7/8% senior notes due 2020 would all have a similar right. We may not have sufficient financial resources to repurchase the Notes, or we may be prohibited from doing so under our bank credit facility or other debt agreements.

If a change of control occurs and we fail to repurchase the Notes, our failure to do so would constitute a default under the indenture, which in turn is likely to be a default under our bank credit facility and our other outstanding senior notes.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the Notes upon a change of control would not necessarily afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the noteholders from enforcing it to satisfy their claims. Instead, the noteholders would only be able to rely on only us, and not the guarantor, to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be avoided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be avoided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

In addition, any payment by that guarantor under a guarantee could be avoided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantee of the Notes is being incurred for proper purposes and in good faith and that the subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, have unreasonably small capital for the business in which it is engaged or have incurred debts beyond its ability to pay those debts as they mature. We cannot be certain, however, that a court would agree with our conclusions in this regard.

Your ability to sell the Notes may be limited by the absence of a trading market.

The New Notes will be securities for which there currently is no trading market. The liquidity of any market for the New Notes will depend on the number of holders of the New Notes, the interest of securities dealers in making a market in the New Notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the New Notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the New Notes will be free from similar disruptions. Any such disruption may adversely affect the noteholders’ ability to sell the New Notes.

Because we anticipate that most holders of Old Notes will elect to exchange such Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer may be substantially limited. Any Old Notes tendered and exchanged will reduce the aggregate principal amount of the Old Notes outstanding. Following the exchange offer, if you did not tender your Old Notes you generally will not have any further registration rights, and such Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the Notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including our obligations under the Notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	Selling assets;

•	Reducing or delaying capital investments;

•	Seeking to raise additional capital; or

•	Refinancing or restructuring our debt.

If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our debt, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable, which would in turn trigger cross-acceleration or cross-default rights between the relevant agreements. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the Notes. If amounts outstanding under our revolving credit facility, the $250 million principal amount of our 7 1/8% Senior Notes due 2017, the $225 million principal amount of our 8 7/8% Senior Notes due 2020, or the Notes were to be accelerated, we cannot be certain that our assets would be sufficient to repay in full the money owed to our lenders or to our other debt holders, including you as a noteholder.

The indenture governing the Notes and our revolving credit facility contain operating and financial restrictions that may restrict our business and financing activities.

The indenture governing the Notes and our revolving credit facility contain, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	sell assets, including equity interests in our subsidiaries;

•	pay distributions on, redeem or repurchase our common stock or redeem or repurchase our subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur certain liens;

•	make certain acquisitions and investments;

•	redeem or prepay other debt;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries;

•	enter into sale and leaseback transactions; and

•	engage in certain business activities.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

Our ability to comply with some of the covenants and restrictions contained in our revolving credit facility and the indenture governing the Notes may be affected by events beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. A failure to comply with the covenants, ratios or tests in our revolving credit facility, the indenture governing the Notes or any future indebtedness could result in an event of default under our revolving credit facility, the indenture governing the Notes or our future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. If an event of default under our revolving credit facility occurs and remains uncured, the lenders thereunder:

•	would not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•	may have the ability to require us to apply all of our available cash to repay these borrowings; or

•	may prevent us from making debt service payments under our other agreements.

A payment default or an acceleration under our revolving credit facility could result in an event of default and an acceleration under the indenture for the Notes.

If the indebtedness under the Notes were to be accelerated, there can be no assurance that we would have, or be able to obtain, sufficient funds to repay such indebtedness in full. In addition, our obligations under our revolving credit facility are collateralized by first priority liens and security interests on substantially all of our assets, including mortgage liens on oil and natural gas properties having at least 80% of the reserve value as determined by reserve reports, and if we are unable to repay our indebtedness under the revolving credit facility, the lenders could seek to foreclose on our assets. Please see “Description of Notes.”

Many of the covenants contained in the indenture governing the Notes will terminate if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the Notes will terminate if the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., provided at such time no default under the indenture governing the Notes has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, to incur indebtedness and to enter into certain other transactions. There can be no assurance that the Notes will ever be rated investment grade, or that if they are rated investment grade, that the Notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Notes—Certain Covenants—Covenant Termination.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned to the Notes could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse financial changes, so warrant. Consequently, real or anticipated changes in our credit ratings would generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the Notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the Notes could occur through the cram-down provision of the U.S. Bankruptcy Code. Under this provision, the Notes could be restructured over your objections as to their general terms, including their interest rate and maturity.

Risks related to our business

Final rules regulating air emissions from natural gas production could cause us to incur increased capital expenditures and operating costs, which could be significant.

On August 16, 2012, the U.S. Environmental Protection Agency (“EPA”) published final regulations under the federal Clean Air Act that require additional emission controls for natural gas production, including New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds (“VOCs”) and a separate set of emission standards to address hazardous air pollutants frequently associated with such production activities. The final regulations require, among other things, the reduction of VOC emissions from storage vessels and certain fractured and refractured gas wells for which well completion operations areconducted. Under the rule, after October 15, 2012, flowback emissions must be routed to a gathering line or be captured or flared, and the new emission standards for storage vessels go into effect on October 15, 2013. Reduced emission completions, also known as “green completions,” are not required until January 1, 2015. Petitions for reconsideration of the rule already have been filed with the EPA and legal challenges have been filed which could delay or result in changes to the rule. We are currently reviewing this new rule to assess its potential impact on our operations. Compliance with these requirements may significantly increase our costs of development and production.

Exchange Offer

Purpose and Effect of the Exchange Offer

At the closing of the offering of the Old Notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the Old Notes, at our cost, to use commercially reasonable efforts to:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the New Notes, and

•	have the exchange offer completed by the 180th day following issuance of the notes.

Additionally, we agreed to offer the New Notes in exchange for surrender of the Old Notes upon the SEC’s declaring the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to become and remain effective until 180 days after the last exchange date for use by one or more participating broker-dealers, and to keep the exchange offer open for a period of not less than 20 business days.

For each Old Note surrendered to us pursuant to the exchange offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the surrendered Old Note.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related New Notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its Old Notes in the exchange offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the Old Notes (other than certain specified holders) who desires to exchange Old Notes for the New Notes in the exchange offer will be required to make certain representations to us as described below under “—Procedures for Tendering—Your Representations to Us” and more particularly described in the registration rights agreement.

We further agreed to file with the SEC a shelf registration statement to register for public resale of Old Notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer would violate any applicable interpretation of the staff of the SEC, or

•	the exchange offer is not for any other reason completed by the 180th day following the date of issuance of the notes.

We agreed, among other things, to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of one year following its effective date and such time as all notes covered by the shelf registration statement have been sold.

The registration rights agreement provides that, in the event that either the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective or does not automatically become effective) on or before the 180th day following the date of issuance of the Old Notes, then we will pay liquidated damages to all holders of Old Notes with the effect that the annual interest rate borne by the Old Notes will be increased by one percentage point (1.0%) until the exchange offer is completed or the shelf registration statement is declared effective (or becomes automatically effective). All accrued liquidated damages will be paid by Swift on the next scheduled interest payment date in the same manner as interest is paid on the Notes. Following the time that the New Notes are registered, the accrual of liquidated damages will cease.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement, provided that we have accepted all Old Notes validly surrendered in accordance with the terms of the exchange offer.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as Exhibit 4.2 to Swift’s Current Report on Form 8-K filed October 24, 2012.

Except as set forth above, after consummation of the exchange offer, holders of Old Notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue New Notes in principal amount equal to the principal amount of Old Notes surrendered in the exchange offer. Old Notes may be tendered only for New Notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, $150,000,000 in aggregate principal amount of the Old Notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old Notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Old Notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the Notes.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2013, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any Old Notes by giving oral (promptly followed in writing) or written notice of such extension to the holders. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent orally (promptly followed in writing) or in writing of any extension. We will notify the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any Old Notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral (promptly followed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the registered holders of Old Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any New Notes for, any Old Notes if the exchange offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or rules or regulations of the SEC or any interpretation thereof. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting Old Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer and in the manner specified above.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the Notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the Old Notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Old Notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only if the exchange agent receives prior to 5:00 p.m., New York City time on the expiration date:

•	a book-entry confirmation of such Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you represent to us that, among other things:

•	any New Notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933) of Swift or any Subsidiary Guarantors; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such New Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. To withdraw, you may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a request message (a “request message”) to the exchange agent. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Old Notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being delivered by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of failure to exchange

If you do not exchange New Notes for your Old Notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the Old Notes. Any Old Notes not exchanged will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise specified therein. In general, you may not offer or sell the Old Notes unless the offer or sale is either registered under the Securities Act of 1933 or exempt from the registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act of 1933.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Old Notes. This carrying value is the aggregate principal amount of the Old Notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges:

	Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges (1)	7.17x	—	—	2.6x	3.88x	1.22x

(1)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2008 by approximately $420.8 million and for the year ended December 31, 2009 by approximately $70.7 million.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and discounts, and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represent income before income taxes and continuing operations before fixed charges.

Use of Proceeds

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in a like principal amount. Old Notes surrendered in exchange for the New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes will not result in any change in outstanding indebtedness.

Description of Notes

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions,” beginning on page 36. In this description, the words “Swift,” “we,” “us” and “our” refer to Swift Energy Company and not to any of its subsidiaries. The notes to be issued in the exchange offer are referred to in this description as the “New Notes” and the notes issued on the Issue Date (October 18, 2012) as the “Old Notes.” References to the “Existing Notes” are to the $250 million aggregate principal amount of 7 7/8% Senior Notes due 2022 initially issued on November 30, 2011 and exchanged for registered notes on May 10, 2012. References to the “Notes” are to the New Notes, the Old Notes and the Existing Notes collectively. The Indenture treats the registered holder of a Note as the owner of it for all purposes. Only registered holders of the Notes have rights under the Indenture, and all references to “holders” in this description are to registered holders of the Notes.

We issued the Old Notes and we will issue the New Notes under an original indenture dated as of May 19, 2009, as supplemented by a second supplemental indenture dated as of November 30, 2011, referred to, as supplemented, as the “Indenture,” among Swift, as issuer, Swift Energy Operating, LLC, as a Subsidiary Guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the Indenture, including the New Notes offered hereby. We urge you to read the Indenture because it, and not this description, define your rights as a holder of the New Notes. The original indenture and the second supplemental indenture are incorporated by reference. The original indenture is filed as an exhibit to our registration statement on Form S-3, filed with the Securities and Exchange Commission on May 19, 2009, and the second supplemental indenture is filed as an exhibit to our Current Report on Form 8-K filed December 5, 2011. You may request copies of these agreements at our address set forth under “—Additional Information.”

If the exchange offer contemplated by this prospectus is consummated, holders of Old Notes who do not exchange those Old Notes for New Notes in the exchange offer will vote together with holders of New Notes and Existing Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount of Notes have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the exchange offer will be aggregated with the New Notes and Existing Notes, and the holders of such Notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the Notes outstanding shall be deemed to mean, before and at any time after the exchange offer for the Old Notes is consummated, such percentages in aggregate principal amount of the Notes then outstanding.

Principal, Maturity and Interest

We will issue the New Notes with a maximum aggregate principal amount of up to $150 million now and can issue an unlimited amount of notes at later dates under the Indenture. Any notes that we issue in the future of the same series as the New Notes will be identical in all respects to the New Notes that we are issuing now, except that notes issued in the future will have different issuance prices and issuance dates. We can issue notes as part of the same series or as an additional series. We will issue the New Notes and any additional notes later issued under the Indenture only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000.

The Notes will mature on March 1, 2022.

Interest on the Notes will accrue at a rate of 7 7/8% per annum and will be payable semi-annually in arrears on March 1 and September 1, with the next interest payment due on March 1, 2013. We will pay interest to those persons who were holders of record on February 15 and August 15 immediately preceding each interest payment date.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to Swift, Swift will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent in New York, New York, unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar

The Trustee currently acts as paying agent and registrar for the Notes. Swift may change the paying agent or registrar without prior notice to the holders of the Notes, and Swift or any Subsidiary may act as either paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes, and Swift may require a holder to pay any taxes imposed in relation thereto. Swift will not be required to transfer or exchange any Note (or portion of a Note) selected, called or being called for redemption. Also, Swift will not be required to transfer or exchange any Note for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of selection.

Subsidiary Guarantees of the Notes

Our payment obligations with respect to the New Notes, like the Old Notes, will be jointly and severally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors. As of the date of this prospectus, there is one Subsidiary Guarantor, Swift Energy Operating, LLC, our principal domestic operating subsidiary and a guarantor on our outstanding 8 7/8% senior notes due 2020, 7 1/8% senior notes due 2017, and the Existing Notes. Under the circumstances described below under “—Certain Covenants—Future Subsidiary Guarantors,” Swift’s payment obligations under the Notes may in the future be jointly and severally guaranteed by one or more other Subsidiary Guarantors. The Subsidiary Guarantee of any Subsidiary Guarantor will be an unsecured senior obligation of such Subsidiary Guarantor.

Upon the sale or other disposition of all the Capital Stock of a Subsidiary Guarantor (other than to Swift or an Affiliate of Swift) permitted by the Indenture, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. For a more detailed description of these obligations, see “—Certain Covenants—Limitation on Asset Sales.” In addition, any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Any Subsidiary Guarantor may be released from its obligation under its Subsidiary Guarantee if such Subsidiary Guarantor no longer has any outstanding Indebtedness or Preferred Stock or it again qualifies as an Exempt Foreign Subsidiary.

Each of Swift and any Subsidiary Guarantors have agreed to contribute to any other Subsidiary Guarantor that makes payments pursuant to its Subsidiary Guarantee an amount equal to Swift’s or such Subsidiary Guarantor’s proportionate share of such payment, based on the net worth of Swift or such Subsidiary Guarantor relative to the aggregate net worth of Swift and the Subsidiary Guarantors.

Optional redemption

Except as set forth below or in the last paragraph of “—Repurchase at the Option of Holders upon a Change of control,” we are not entitled to redeem the Notes at our option prior to their Stated Maturity.

On or after March 1, 2017, we may redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. The following prices are for Notes redeemed during the 12-month period commencing on March 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption price
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

We may on any one or more occasions prior to March 1, 2015, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Equity Offerings of Swift at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after the occurrence of such redemption. Any such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering upon not less than 30 nor more than 60 days’ prior notice. The redemption shall be made in accordance with procedures set forth in the Indenture.

At any time prior to March 1, 2017, we are entitled, at our option, to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (or, in the case of Notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection).

Sinking Fund

There is no mandatory sinking fund payments for the Notes.

Repurchase at the Option of Holders upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require us to repurchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (“Change of Control Offer”) at a purchase price in cash (a

“Change of Control Payment”) equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, we shall:

(a)	cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b)	send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the Debt Security Register, a notice stating, among other things:

(1)	that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes, or portions thereof, properly tendered will be accepted for payment,

(2)	the Change of Control Payment and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day (a “Change of Control Payment Date”) no earlier than 30 days nor later than 60 days from the date we mail such notice,

(3)	that any Note, or portion thereof, accepted for payment, and duly paid on the Change of Control Payment Date, pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

(4)	that any Notes, or portions thereof, not properly tendered will continue to accrue interest,

(5)	a description of the transaction or transactions constituting the Change of Control,

(6)	the procedures that the holders of the Notes must follow in order to tender their Notes, or portions thereof, for payment and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes, or portions thereof, for payment, and

(7)	all other instructions and materials necessary to enable holders to tender Notes pursuant to the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described above by virtue of such compliance.

If a Change of Control were to occur, Swift and any Subsidiary Guarantors may not have sufficient financial resources, or may not be able to arrange financing, to pay the purchase price for all Notes tendered by the holders thereof. In addition, as of the Issue Date, our existing credit facility does, and any future Bank Credit Facilities or other agreements relating to indebtedness to which Swift or any Subsidiary Guarantor becomes a party may, provide that certain events that would constitute a Change of Control are events of default thereunder or require such indebtedness to be repurchased upon a Change of Control. If a Change of Control occurs at a time when Swift and the Subsidiary Guarantors are unable to purchase the Notes (due to insufficient financial resources, contractual prohibition or otherwise), such failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under our credit facility and may constitute a default under the terms of any other Bank Credit Facility or other Indebtedness of Swift or any Subsidiary Guarantors then outstanding. The provisions under the Indenture related to Swift’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, at any time prior to the occurrence of such Change of Control, with the written consent of the holders of a majority in principal amount of the Notes.

We will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described above under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

A “Change of Control” means the occurrence of any of the following, if followed by a Rating Decline within 90 days thereof:

(a)	any “person” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 40 percent or more of the total voting power of all classes of the Voting Stock of Swift;

(b)	the sale, lease, transfer or other disposition, directly or indirectly, of all or substantially all the Property of Swift and the Restricted Subsidiaries taken as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to any Wholly Owned Subsidiary) shall have occurred;

(c)	the shareholders of Swift shall have approved any plan of liquidation or dissolution of Swift;

(d)	Swift consolidates with or merges into another Person or any Person consolidates with or merges into us in any such event pursuant to a transaction in which the outstanding Voting Stock of Swift is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where the outstanding Voting Stock of Swift is reclassified into or exchanged for Voting Stock of the surviving Person and the holders of the Voting Stock of Swift immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving Person immediately after such transaction in substantially the same proportion as before the transaction; or

(e)	during any period of two consecutive years, individuals who at the beginning of such period constituted Swift’s Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Swift was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved by such a vote) cease for any reason to constitute a majority of Swift’s Board of Directors then in office.

The Change of Control repurchase feature is a result of negotiations between Swift and the initial purchasers of the Existing Notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Swift’s capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer or other disposition of “all or substantially all” of the Property of Swift and its Restricted Subsidiaries taken as a whole. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of “substantially all” the assets of a corporation. Accordingly, if Swift or any Restricted Subsidiary were to engage in a transaction in which it disposed of less than all the assets of Swift and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of “substantially all” such assets and whether we are required to make a Change of Control Offer.

Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and Swift (or a third party as described above) purchases all of the Notes held by such holders, Swift will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

Covenant Termination

If at any time (a) the rating assigned to the notes by each of S&P and Moody’s is an Investment Grade Rating and (b) no Default has occurred and is continuing, we and our Restricted Subsidiaries will no longer be subject to the following covenants:

(a)	“—Limitation on Indebtedness”;

(b)	“—Limitation on Restricted Payments”;

(c)	“—Limitation on Asset Sales”;

(d)	“—Limitation on Transactions with Affiliates”;

(e)	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(f)	“—Future Subsidiary Guarantors”; and

(g)	clause (d) of the covenant described under “—Merger, Consolidation and Sale of Substantially All Assets.”

After these covenants have terminated, we may not designate any of our Subsidiaries as Unrestricted Subsidiaries.

Limitation on Indebtedness

The Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either:

(a)	after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.25 to 1.0; or

(b)	such Indebtedness is Permitted Indebtedness.

“Permitted Indebtedness” means any and all of the following:

(a)	Indebtedness arising under the Indenture with respect to the Existing Notes, the New Notes and any Subsidiary Guarantees relating thereto;

(b)	Indebtedness under Bank Credit Facilities, provided that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, at any one time outstanding does not exceed the greater of:

(1)	$300.0 million, and

(2)	an amount equal to the sum of:

(A)	$150.0 million, and

(B)	25% of Adjusted Consolidated Net Tangible Assets determined as of the date of Incurrence of such Indebtedness, and, in the case of either (1) or (2), plus all interest and fees and other obligations thereunder and any Guarantee of such Indebtedness;

(c)	Indebtedness of Swift owing to and held by any Wholly Owned Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by Swift or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Swift or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(d)	Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of Swift or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

(e)	Indebtedness under Permitted Hedging Agreements;

(f)	in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(g)	Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (a) through (f) above;

(h)	Non-recourse Purchase Money Indebtedness;

(i)	Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of “—Limitation on Indebtedness”), provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i), together with all Indebtedness Incurred pursuant to clause (j) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (i), at any one time outstanding does not exceed the greater of (1) $50.0 million and (2) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of Incurrence of such Indebtedness;

(j)	Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance:

(1)	Indebtedness referred to in clauses (a), (g), (h), (i) and (l) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (j)), and

(2)	Indebtedness Incurred pursuant to clause (i) of the first paragraph under “—Limitation on Indebtedness,”

provided that, in the case of each of the foregoing clauses (1) and (2), such Indebtedness is Permitted Refinancing Indebtedness;

(k)	Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property; and

(l)	Acquired Debt Incurred in connection with a transaction meeting either one of the financial tests set forth in clause (d) under the caption “—Merger, Consolidation and Sale of Substantially All Assets.”

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (l) above, or is entitled to be Incurred pursuant to clause (i) of the first paragraph of this covenant, Swift will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

Limitation on Liens

The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of Swift or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary are secured equally and ratably with, or prior to, any and all other obligations secured by such Lien, except that Swift and its Restricted Subsidiaries may enter into, create, Incur, assume or suffer to exist Liens securing Permitted Liens.

Limitation on restricted payments

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment:

(a)	any Default or Event of Default would have occurred and be continuing;

(b)	we could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the first paragraph under “—Limitation on Indebtedness”; or

(c)	the aggregate amount expended or declared for all Restricted Payments from the Reference Date would exceed, without duplication, the sum of (the “Restricted Payments Basket”):

(1)	50% of the aggregate Consolidated Net Income of Swift accrued during the period (treated as one accounting period) commencing on the Reference Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss),

(2)	the aggregate net cash proceeds, or the Fair Market Value of Property other than cash (provided that, in the case of Property that is Capital Stock, such Capital Stock falls within the meaning of clause (b) of the definition of “Additional Assets”), received by us from the issuance or sale (other than to a Subsidiary of Swift or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees) by Swift of its Capital Stock (other than Disqualified Stock) after the Reference Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof,

(3)	the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by us as capital contributions to Swift (other than from a Subsidiary of Swift) on or after the Reference Date,

(4)	the aggregate net cash proceeds received by us from the issuance or sale (other than to any Subsidiary of Swift or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees) on or after the Reference Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Swift, together with the aggregate cash received by us at the time of such conversion or exchange or received by us from any conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of Swift or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees) prior to the Reference Date, excluding:

(A)	any such Indebtedness issued or sold to us or a Subsidiary of Swift or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees, and

(B)	the aggregate amount of any cash or other Property distributed by us or any Restricted Subsidiary upon any such conversion or exchange,

(5)	to the extent not otherwise included in Swift’s Consolidated Net Income, an amount equal to the net reduction in Investments made by Swift and its Restricted Subsidiaries subsequent to the Reference Date in any Person resulting from:

(A)	payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to us or any Restricted Subsidiary from any Person other than Swift or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or

(B)	the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of:

(i)	the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and

(ii)	the Fair Market Value of Swift’s and its Restricted Subsidiaries’ interest in such Unrestricted Subsidiary, and

(6)	$30.0 million.

We estimated that the amount of the Restricted Payments Basket was approximately $677 million as of September 30, 2012.

The limitations set forth in the preceding paragraph will not prevent us or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing:

(a)	the payment of any dividend on Capital Stock of Swift or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with the preceding paragraph;

(b)	the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Swift or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans (including by employee stock ownership plans but excluding other plans to purchase such Capital Stock in open market transactions, together with, in the case of employee stock ownership plans, loans to such employee stock ownership plans or Investments therein in an amount sufficient to fund such repurchase, redemption or other acquisition or retirement by such plans) approved by Swift’s Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or vesting of restricted stock grants or similar rights if such shares represent all or a portion of the exercise price or are netted out or surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchase, redemptions, acquisitions and retirements (but disregarding any transaction that does not result in the payment of cash by Swift or any Restricted Subsidiary to or on behalf of another Person) shall not exceed the sum of:

(1)	$7.5 million in any twelve-month period, and

(2)	the aggregate net proceeds, if any, received by us during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

(c)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Swift or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of Swift or an employee stock ownership plan or trust established by us or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of Swift (other than Disqualified Stock);

(d)	the purchase, redemption, legal defeasance, acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Swift (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Swift or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees);

(e)	the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of Swift) of (i) any other Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness or (ii) with respect to Swift’s Senior Indebtedness, so long as at the time of and after giving effect to such Incurrence, Swift could Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the first paragraph under “—Limitation on Indebtedness”;

(f)	loans, in an aggregate principal amount outstanding at any one time of not more than $2.0 million, made to officers, directors or employees of Swift or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) and in compliance with the Sarbanes-Oxley Act of 2002, the net cash proceeds of which are used solely:

(1)	to purchase common stock of Swift in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

(2)	to refinance loans, together with accrued interest thereon, made pursuant to item (1) of this clause (f).

The actions described in clauses (a) and (b) of this paragraph shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (c), (d), (e) and (f) of this paragraph shall be excluded in the calculation of the amount of Restricted Payments, provided that the net cash proceeds from any issuance or sale of Capital Stock or Subordinated Indebtedness of Swift pursuant to such clause (c), (d) or (e) shall be excluded from any calculations pursuant to clause (2), (3) or (4) under the immediately preceding paragraph.

Limitation on Asset Sales

The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a)	Swift or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(b)	all of the consideration paid to Swift or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Permitted Short-Term Investments, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of Swift (other than liabilities of Swift that are by their terms subordinated to the Notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee), in each case as a result of which Swift and its remaining Restricted Subsidiaries are no longer liable for such liabilities, such consideration being defined as “Permitted Consideration”; provided, however, that Swift and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by Swift or any Restricted Subsidiary at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

The Net Available Cash from Asset Sales by us or a Restricted Subsidiary may be applied by us or such Restricted Subsidiary, to the extent we or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of Swift or a Subsidiary Guarantor), to:

(a)	prepay, repay or purchase Senior Indebtedness of Swift or a Subsidiary Guarantor (in each case excluding Indebtedness owed to us or an Affiliate of Swift);

(b)	to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by us or another Restricted Subsidiary);

(c)	purchase Notes or purchase both Notes and one or more series or issues of other Senior Indebtedness on a pro rata basis (excluding Notes and Pari Passu Indebtedness owed to us or any of our Affiliates) in accordance with the next paragraph; or

(d)	enter into a bona fide binding contract with a Person other than an Affiliate of Swift to apply the Net Available Cash pursuant to clause (b) above, provided that such binding contract shall be treated as a permitted application of the Net Available Cash from the date of such contract until the earlier of

(1)	the date on which such reinvestment is consummated, and

(2)	the 90th day following the expiration of the 365-day period referred to in the next following sentence.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, we will be required to make an offer (a “Prepayment Offer”) to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds, at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including proration in the event of oversubscription) set forth in the Indenture, but, if the terms of any other Senior Indebtedness require that a Senior Indebtedness Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Senior Indebtedness Offer in accordance with the aggregate outstanding principal amounts of the Notes and such other Senior Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph, and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, Swift and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

Within 30 days after the 365th day following the date of an Asset Sale, Swift shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, the “Prepayment Offer Notice,” by first-class mail, to the holders of the Notes, accompanied by such information regarding Swift and its Subsidiaries as we believe will enable such holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(a)	that we are offering to purchase Notes pursuant to the provisions of the Indenture;

(b)	that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date;

(c)	that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(d)	the purchase price and purchase date, the “Purchase Date,” which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed;

(e)	the aggregate principal amount of Notes to be purchased;

(f)	a description of the procedure that holders of Notes must follow in order to tender their Notes for payment; and

(g)	all other instructions and materials necessary to enable holders to tender Notes pursuant to the Prepayment Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

Limitation on Transactions with Affiliates

The Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of Swift (other than Swift or a Wholly Owned Subsidiary), unless:

(a)	such transaction is set forth in writing;

(b)	such transaction or series of transactions is on terms no less favorable to us or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Swift or such Restricted Subsidiary; and

(c)	with respect to a transaction or series of transactions involving aggregate payments by or to us or such Restricted Subsidiary having a Fair Market Value equal to or in excess of:

(1)	$15.0 million but less than $25.0 million, the Board of Directors of Swift (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee, or

(2)	$25.0 million,

(A)	we receive from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to us or such Restricted Subsidiary, and

(B)	such Board of Directors (including a majority of the disinterested members of the Board of Directors of Swift) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

The limitations of the preceding paragraph do not apply to:

(a)	the payment of reasonable and customary regular fees to directors of Swift or any of its Restricted Subsidiaries who are not employees of Swift or any of its Restricted Subsidiaries;

(b)	indemnities of officers and directors of Swift or any Subsidiary consistent with such Person’s charter, bylaws and applicable statutory provisions;

(c)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and employee stock purchase and ownership plans approved by the Board of Directors of Swift;

(d)	loans made in compliance with the Sarbanes-Oxley Act of 2002:

(1)	to officers, directors or employees of Swift or any Restricted Subsidiary approved by the Board of Directors of Swift, the net proceeds of which are used solely to purchase common stock of Swift in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

(2)	to refinance loans, together with accrued interest thereon, made pursuant to this clause (d);

(e)	advances and loans in compliance with the Sarbanes-Oxley Act of 2002 to officers, directors and employees of Swift or any Subsidiary in the ordinary course of business (including, without limitation, non-cash loans for the purchase of joint interests in exploratory and developmental oil and gas prospects or other similar ventures offered by Swift); provided such loans and advances (excluding loans or advances made pursuant to the preceding clause (d)) do not exceed $2.0 million at any one time outstanding;

(f)	any Restricted Payment permitted to be paid pursuant to the provisions of the Indenture described under “—Limitations on Restricted Payments”;

(g)	any transaction or series of transactions between Swift and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of Swift (other than a Restricted Subsidiary); and

(h)	any transaction or series of transactions pursuant to any agreement or obligation of Swift or any of its Restricted Subsidiaries in effect on the Issue Date.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to:

(a)	pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to us or any other Restricted Subsidiary;

(b)	make loans or advances to Swift or any other Restricted Subsidiary; or

(c)	transfer any of its Property to Swift or any other Restricted Subsidiary.

Such limitation will not apply:

(1)	with respect to clauses (a), (b) and (c), to encumbrances and restrictions:

(A)	in agreements and instruments (including any Bank Credit Facilities) as in effect on the Issue Date,

(B)	relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary, or

(C)	that result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (c)(1)(A) or (B) above or clause (c)(2)(A) or (B) below, provided that such encumbrance or restriction is not materially less favorable to the holders of Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended, as determined in good faith by the Board of Directors of Swift, and,

(2)	with respect to clause (c) only, to:

(A)	restrictions pursuant to Liens permitted to be in effect without also securing the Notes under the provisions of the Indenture described under “—Limitation on Liens” that limit the right of the debtor to dispose of the Property subject to such Lien,

(B)	any encumbrance or restriction applicable to Property at the time it is acquired by us or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition,

(C)	customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, and

(D)	customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

Future Subsidiary Guarantors

We shall cause each Restricted Subsidiary (except an Exempt Foreign Subsidiary) that:

(a)	incurs Indebtedness or issues Preferred Stock following the Issue Date; or

(b)	has Indebtedness or Preferred Stock outstanding on the date on which such Restricted Subsidiary becomes a Restricted Subsidiary,

to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee at the time such Restricted Subsidiary Incurs such Indebtedness or becomes a Restricted Subsidiary; provided, however, that such Restricted Subsidiary shall not be required to deliver a supplemental indenture providing for a Subsidiary Guarantee if the aggregate amount of such Indebtedness or Preferred Stock, together with all other Indebtedness and Preferred Stock then outstanding among Restricted Subsidiaries (including Exempt Foreign Subsidiaries) that are not Subsidiary Guarantors, is less than $10.0 million.

Swift Energy New Zealand Limited is eligible for designation as an Exempt Foreign Subsidiary.

Restricted and Unrestricted Subsidiaries

Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Swift or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. We may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of Swift or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if:

(a)	such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, Swift or any other Restricted Subsidiary;

(b)	such Subsidiary does not at such time have any Indebtedness or other obligations that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of Swift or any Restricted Subsidiary; and

(c)	(1) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of Swift or of a Restricted Subsidiary,

(2)	the Subsidiary to be so designated has total assets of $1,000 or less, or

(3)	if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of Swift’s direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under “—Limitation on Restricted Payments.”

Except as provided in the immediately preceding sentence, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of Swift or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

Merger, Consolidation and Sale of Substantially All Assets

We shall not consolidate with or merge with or into any Person, or sell, transfer, lease or otherwise dispose of, in one transaction or series of transactions, all or substantially all the Property of Swift and the Restricted Subsidiaries taken as a whole, unless:

(a)	the resulting, surviving or transferee Person (a “Successor Company”) shall be a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Swift) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Swift under the Notes and the Indenture;

(b)	in the case of a disposition of all or substantially all of the Property of Swift and the Restricted Subsidiaries taken as a whole, such Property shall have been so disposed of as an entirety or virtually as an entirety to one Person;

(c)	immediately after giving effect to such transaction (and treating, for purposes of this clause (c) and clause (d) below, any Indebtedness that becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(d)	either:

(1)	the Successor Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in clause (i) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”; or

(2)	immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Consolidated Interest Coverage Ratio of the Successor Company will be equal to or greater than the Consolidated Interest Coverage Ratio of Swift immediately before such transaction; and

(e)	we shall have delivered to the Trustee an Officers’ Certificate, stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (d) will not be applicable to (x) a Restricted Subsidiary consolidating with, merging into or selling, transferring, leasing or otherwise disposing of all or substantially all its Property to Swift or a Subsidiary Guarantor that is a Wholly Owned Subsidiary or (y) Swift merging with an Affiliate of Swift solely for the purpose and with the sole effect of reincorporating Swift in another jurisdiction.

The Successor Company shall be the successor to Swift and shall succeed to, and be substituted for, and may exercise every right and power of Swift under the Indenture, but the predecessor in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Notes.

Reports

Notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall file with the Commission and provide the Trustee and, upon their request, holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that we shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. To the extent such reports are available to the public via the Commission’s EDGAR system, they will be deemed as being provided to the Trustee on the date they become available.

Swift agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports described in the preceding paragraph, it will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Assets” means:

(a)	any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto;

(b)	Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the provisions of the Indenture described under “—Certain Covenants—Restricted and Unrestricted Subsidiaries”;

(c)	the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

(d)	Permitted Business Investments.

“Adjusted Consolidate Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)	the sum of:

(1)

discounted future net revenues from proved oil and gas reserves of Swift and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated by Swift and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of our most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)	estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)	estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(C)	estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)	estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by our petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (a)(1) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,

(2)	the capitalized costs that are attributable to oil and gas properties of Swift and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements,

(3)	our Net Working Capital on a date no earlier than the date of our latest annual or quarterly financial statements, and

(4)	the greater of the net book value or the appraised value as estimated by independent appraisers of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of Swift and its Restricted Subsidiaries, as of a date no earlier than the date of our latest audited financial statements. For these purposes, net book value shall be determined as of a date no earlier than the date of our latest annual or quarterly financial statements, and on a date no earlier than the date of our latest annual or quarterly financial statements;

(b)	minus the sum of:

(1)	minority interests,

(2)	any net gas balancing liabilities of Swift and its Restricted Subsidiaries reflected in its latest audited financial statements,

(3)	to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in our year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of Swift and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

(4)	the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of Swift and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If we change our method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if we were still using the full cost method of accounting.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person:

(a)	that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; or

(b)	that beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on March 1, 2017 (such redemption price being described in the second paragraph and accompanying table of the “—Optional Redemption” section, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through March 1, 2017, computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Asset Sale” means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, “dispositions,” and including dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of:

(a)	shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries); or

(b)	any other Property of such Person or any of its Restricted Subsidiaries;

provided, however, that the term “Asset Sale” shall not include:

(a)	the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business;

(b)	the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

(c)	the disposition of Property received in settlement of debts owing to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to us or any Restricted Subsidiary in the ordinary course of business of Swift or such Restricted Subsidiary;

(d)	any disposition that constitutes a Restricted Payment made in compliance with the provisions of the Indenture described under “—Certain Covenants—Limitation on Restricted Payments”;

(e)	when used with respect to us, any disposition of all or substantially all of the Property of Swift and its Restricted Subsidiaries taken as a whole permitted pursuant to the provisions of the Indenture described under “—Merger, Consolidation and Sale of Substantially All Assets”;

(f)	the disposition of any Property by us or a Restricted Subsidiary to Swift or a Wholly Owned Subsidiary;

(g)	the disposition of any Property with a Fair Market Value of less than $5.0 million; or

(h)	any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to us or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

“Average Life” means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing:

(a)	the sum of the products of:

(1)	the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness, multiplied by

(2)	the amount of each such principal payment,

(b)	by the sum of all such principal payments.

“Bank Credit Facilities” means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory financing to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

“Capital Lease Obligation” means any obligation that is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to March 1, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 1, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Interest Coverage Ratio” means, as of the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Interest Coverage Ratio, the ratio of:

(a)	the aggregate amount of EBITDA of Swift and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available; to

(b)	the aggregate Consolidated Interest Expense of Swift and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of Swift and its Restricted Subsidiaries expected by us to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if we or any of our Restricted Subsidiaries is a party to any Interest Rate Protection Agreement that would have the effect of changing the interest rate on any Indebtedness of Swift or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by Swift or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs.

In addition, if at any time since the beginning of the four full fiscal quarter period preceding the Transaction Date through and including the Transaction Date:

(a)	Swift or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the Property that is the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or

(b)	(1) Swift or any of its Restricted Subsidiaries shall have acquired or made any Investment in any material assets, or

(2)	the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Investment or acquisition,

EBITDA shall be calculated on a pro forma basis as if such Investments or asset acquisitions had occurred on the first day of such four fiscal quarter period.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication

(a)	the sum of:

(1)	the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness, including:

(A)	any amortization of debt discount,

(B)	net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),

(C)	the interest portion of any deferred payment obligation,

(D)	all accrued interest, and

(E)	all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to Bank Credit Facilities and other Indebtedness paid, accrued or scheduled to be paid or accrued during such period,

(2)	Disqualified Stock Dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock Dividends of such Person’s Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries,

(3)	the portion of any obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP,

(4)	the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation), and

(5)	to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness;

less

(b)	to the extent included in (a) above, amortization or write-off of deferred financing costs (other than debt discounts) of such Person and its Restricted Subsidiaries during such period;

in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

“Consolidated Net Income” of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication:

(a)	items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto);

(b)	any gain or loss net of taxes (less all fees and expenses relating thereto) realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured);

(c)	the net income of any Restricted Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period;

(d)	the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period;

(e)	any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

(f)	any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 (now codified as FASB ASC Topic Nos. 740-10 and 740-30) that result from changes in enacted tax laws or rates;

(g)	the cumulative effect of a change in accounting principles;

(h)	any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and

(i)	any non-cash compensation expense realized upon issuance of stock under an employee stock purchase plan or for grants of performance shares, stock options or stock awards to officers, directors and employees of Swift or any of its Restricted Subsidiaries.

In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income, for purposes of the covenant described above under “—Certain Covenants—Limitation on Restricted Payments,” any nonrecurring charges relating to any premium or penalty paid or write off of deferred finance costs or original issue discount in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)	is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part; or

(c)	is convertible or exchangeable at the option of the holder thereof for debt or any other Disqualified Stock;

on or prior to, in the case of clause (a) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Swift held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to Swift.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” means with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)	plus the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication:

(1)	income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income),

(2)	Consolidated Interest Expense,

(3)	depreciation and depletion expense,

(4)	amortization expense,

(5)	exploration expense (if applicable to us after the Issue Date), and

(6)	any other noncash charges including unrealized foreign exchange losses (excluding, however, any such other noncash charge that requires an accrual of or reserve for cash charges for any future period);

(b)	less the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication:

(1)	income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income), and

(2)	unrealized foreign exchange gains.

“Equity Offering” means a bona fide underwritten sale to the public of common stock of Swift pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of Swift) that is declared effective by the Commission following the Issue Date.

“Exchanged Properties” means Properties used or useful in the Oil and Gas Business received by us or a Restricted Subsidiary in trade or as a portion of the total consideration for other such Properties.

“Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

“Exempt Foreign Subsidiary” means any Restricted Subsidiary that is a foreign corporation if more than 50% of the (i) total combined voting power of all Voting Stock of the Restricted Subsidiary or (ii) the total value of the Capital Stock of the Restricted Subsidiary is owned or is considered as owned by United States shareholders on any day during the taxable year of the foreign corporation and that, in any case, is so designated by Swift in an Officers’ Certificate delivered to the Trustee, and which Restricted Subsidiary is not a guarantor of, and has no Lien (other than a Lien with respect to less than two-thirds of the Capital Stock of an Exempt Foreign Subsidiary) to secure the Bank Credit Facilities or any other Indebtedness of Swift or any Restricted Subsidiary other than an Exempt Foreign Subsidiary. A United States shareholder, as used in this definition, means any Person who owns or is considered as owning 10% or more of the total combined voting power of all Voting Stock of the foreign corporation. For purposes of this definition, ownership of a Restricted Subsidiary, Voting Stock, or Capital Stock is determined in accordance with Section 958 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Swift may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

“Fair Market Value” means, with respect to any Property to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or Property transferred or received by any Person, the fair market value of such consideration or other Property as determined by:

(a)	any officer of Swift if such fair market value is greater than $2.0 million but less than $10.0 million; and

(b)	the Board of Directors of Swift as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $10.0 million.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, unless stated otherwise.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness of any other Person (a “primary obligor”) in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor, and any obligation of such Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or any security for the payment of such Indebtedness;

(b)	to purchase Property, securities or services for the purpose of assuring the holder of such indebtedness of the payment of such indebtedness; or

(c)	to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that a Guarantee by any Person shall not include:

(d)	endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; or

(e)	a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause of the definition of Permitted Investments.

“holder” means the Person in whose name a Note is registered on the Debt Security Register.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable (including by reason of a merger or consolidation) in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness,” amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness shall at all times be the aggregate principal amount at Stated Maturity. For purposes of this definition, Indebtedness of Swift or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by us or such Restricted Subsidiary in the event such Indebtedness is transferred to a Person other than Swift or a Wholly Owned Subsidiary.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

(a)	any obligation of such Person for borrowed money;

(b)	any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations incurred in connection with the acquisition of Property, assets or business;

(c)	any reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(d)	any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable);

(e)	any Capital Lease Obligation of such Person;

(f)	the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;

(g)	any Preferred Stock of any Restricted Subsidiary, provided that such Restricted Subsidiary is not a Subsidiary Guarantor;

(h)	any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments;

(i)	any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party;

(j)	any obligation of the type referred to in clauses (a) through (i) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; and

(k)	all obligations of the type referred to in clauses (a) through (i) of another Person secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured;

provided, however, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

“Investment” means, with respect to any Person:

(a)	any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock of, or as a capital contribution to, any other Person; or

(b)	any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business);

provided, however, that Investments shall not include:

(1)	in the case of clause (a) as used in the definition of “Restricted Payments” only, any such amount paid through the issuance of Capital Stock of Swift (other than Disqualified Stock); and

(2)	in the case of clause (a) or (b), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means October 18, 2012.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the provisions of the Indenture described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

“Liquid Securities” means securities:

(a)	of an issuer that is not an Affiliate of Swift;

(b)	that are publicly traded on the New York Stock Exchange, the NYSE Amex Equities (formerly known as the American Stock Exchange) or the Nasdaq National Market; and

(c)	as to which Swift is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held;

provided that securities meeting the requirements of clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of:

(1)	the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments, and

(2)	240 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 240 days of receipt thereof, for purposes of determining whether the transaction pursuant to which Swift or the Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under “—Certain Covenants—Limitation on Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Material Change” means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of Swift and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(a)	any acquisitions during the quarter of oil and gas reserves with respect to which our estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and

(b)	any dispositions of Properties during such quarter that were disposed of in compliance with the provisions of the Indenture described under “—Certain Covenants—Limitation on Asset Sales.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Sale means cash proceeds received therefrom, including:

(a)	any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received; and

(b)	the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding:

(1)	any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale, and

(2)	except to the extent converted within 240 days after such Asset Sale to cash, Liquid Securities or Permitted Short-Term Investments, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (a) and (b), in each case net of:

(a)	all legal, title and recording expenses, commissions and other fees and expenses Incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

(b)	all payments made on any Indebtedness (but specifically excluding Indebtedness of Swift and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by us or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

“Net Working Capital” means:

(a)	all current assets of Swift and its Restricted Subsidiaries; less

(b)	all current liabilities of Swift and its Restricted Subsidiaries, except current liabilities included in Indebtedness,

in each case as set forth in consolidated financial statements of Swift prepared in accordance with GAAP.

“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of Swift or any Restricted Subsidiary Incurred in connection with the acquisition by us or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by us or such Restricted Subsidiary in conducting our operations) with respect to which:

(a)	the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired that secure such Indebtedness, and neither Swift nor any Restricted Subsidiary:

(1)	is directly or indirectly liable for such Indebtedness, or

(2)	provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(b)	no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of Swift or a Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

“Oil and Gas Hedging Contract” means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

“Oil and Gas Liens” means:

(a)	Liens on any specific Property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such Property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

(b)	Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such Property;

(c)	Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to us or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(d)	Liens arising in connection with Production Payments and Reserve Sales; and

(e)	Liens on pipelines or pipeline facilities that arise by operation of law.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

(a)	ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems; and

(b)	Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

“Permitted Hedging Agreements” means:

(a)	Exchange Rate Contracts and Oil and Gas Hedging Contracts; and

(b)	Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of Swift or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

“Permitted Investments” means any and all of the following:

(a)	Permitted Short-Term Investments;

(b)	Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(c)	Investments by any Restricted Subsidiary in Swift;

(d)	Investments by us or any Restricted Subsidiary in any Restricted Subsidiary;

(e)	Investments by us or any Restricted Subsidiary:

(1)	in any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or

(2)	if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, us or a Restricted Subsidiary;

(f)	Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance within the provisions of the Indenture described under “—Certain Covenants—Limitation on Asset Sales”;

(g)	Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to us or any of our Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of Swift or such Restricted Subsidiary;

(h)	relocation allowances for, and advances and loans in compliance with the Sarbanes-Oxley Act of 2002 to, officers, directors and employees of Swift or any of its Restricted Subsidiaries made in the ordinary course of business, provided such items do not exceed in the aggregate $2.0 million at any one time outstanding;

(i)	Investments intended to promote our strategic objectives in the Oil and Gas Business in an amount not to exceed 6.0% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding, which Investments shall be deemed to be no longer outstanding only to the extent of dividends, repayments of loans or advances or other transfers of Property or returns of capital received by us or any Restricted Subsidiary from such Persons, provided that, for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” the receiving of such amounts by us or our Restricted Subsidiaries does not increase the amount of Restricted Payments that Swift and our Restricted Subsidiaries may make pursuant to clause (c)(5)(A) of such covenant;

(j)	Investments made pursuant to Permitted Hedging Agreements of Swift and its Restricted Subsidiaries; and

(k)	Investments pursuant to any agreement or obligation of Swift or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (j) above), provided that Investments made pursuant to this clause shall be included in the calculation of Restricted Payments.

“Permitted Liens” means any and all of the following:

(a)	any Lien existing on any Property of Swift and any Subsidiary Guarantors securing Indebtedness or other obligations under Bank Credit Facilities that were permitted by clause (b) of the definition of Permitted Indebtedness to be Incurred;

(b)	Liens existing as of the Issue Date;

(c)	Liens securing the Notes, any Subsidiary Guarantees and other obligations arising under the Indenture;

(d)	any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into Swift or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of Swift or the Restricted Subsidiaries;

(e)	any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Lien is not extended to other Property of Swift or the Restricted Subsidiaries;

(f)	any Lien incurred in the ordinary course of business incidental to the conduct of the business of Swift or the Restricted Subsidiaries or the ownership of their Property, including:

(1)	easements, rights of way and similar encumbrances,

(2)	rights or title of lessors under leases (other than Capital Lease Obligations),

(3)	rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of Swift or the Restricted Subsidiaries on deposit with or in the possession of such banks,

(4)	Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens,

(5)	Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of alike nature and incurred in a manner consistent with industry practice, and

(6)	Oil and Gas Liens,

in each case that are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable);

(g)	Liens for taxes, assessments and governmental charges not yet due or the validity of which is being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(h)	Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against us or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $20.0 million;

(i)	Liens securing Permitted Hedging Agreements of Swift and its Restricted Subsidiaries;

(j)	Liens securing Capital Lease Obligations, provided that such Capital Lease Obligations are permitted under “—Certain Covenants—Limitation on Indebtedness” and the Liens attach only to the Property acquired with the proceeds of such Capital Lease Obligations;

(k)	Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by us or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by us or such Subsidiary Guarantor in conducting its operations), provided that:

(1)	such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness, and

(2)	such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(l)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of Swift or any of its Subsidiaries so long as such deposit of funds is permitted by the provisions of the Indenture described under “—Limitation on Restricted Payments”;

(m)	Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

(n)	Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (b), (c), (d), (i) and (j) above; provided, however, that:

(1)	such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien, and

(2)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(A)	the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange, and

(B)	an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(o)	Liens in favor of us or a Restricted Subsidiary; and

(p)	Liens not otherwise permitted by clauses (a) through (o) above incurred in the ordinary course of business of Swift and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of the greater of (1) $10.0 million and (2) 0.5% of Adjusted Consolidated Net Tangible Assets as of the date of Incurrence of any such Lien.

Notwithstanding anything in this paragraph to the contrary, the term “Permitted Liens” does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than:

(a)	any such Liens existing as of the Issue Date;

(b)	Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, provided that any such Lien created in connection therewith is created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property;

(c)	Production Payments and Reserve Sales, other than those described in clauses (a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the provisions of the Indenture described under “—Limitation on Asset Sales”; and

(d)	incentive compensation programs for geologists, geophysicists and other providers of technical services to us or a Restricted Subsidiary;

provided, however, that, in the case of the immediately foregoing clauses (a), (b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

“Permitted Refinancing Indebtedness” means Indebtedness (“new Indebtedness”), Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness (“old Indebtedness”); provided, however, that:

(a)	such new Indebtedness is in an aggregate principal amount not in excess of the sum of:

(1)	the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and

(2)	an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing;

(b)	such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness;

(c)	such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time;

(d)	such new Indebtedness is subordinated in right of payment to the Notes (or, if applicable, the Subsidiary Guarantees) to at least the same extent, if any, as the old Indebtedness; and

(e)	if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (a) and (b) of the definition of “Non-recourse Purchase Money Indebtedness.”

“Permitted Short-Term Investments” means:

(a)	Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof;

(b)	Investments in demand accounts, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated “A” (or higher) according to Moody’s;

(c)	Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which we or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that:

(1)	all such deposits have been made in such accounts in the ordinary course of business, and

(2)	such deposits do not at any one time exceed $15.0 million in the aggregate;

(d)	repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b);

(e)	Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Swift) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a short-term rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or a long-term rating at the time as of which any Investment is made of “A3” (or higher) according to Moody’s or “A–” (or higher) according to S&P;

(f)	Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (a), (b), (d) and (e) hereof; and

(g)	Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A–” (or higher) according to S&P.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Swift or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Production Payments and Reserve Sales” means the grant or transfer by us or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to us or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with Swift.

“Rating Category” means:

(a)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(b)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or –for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

“Reference Date” means April 1, 2004.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among Swift, the Subsidiary Guarantor and the initial purchasers named therein.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by Swift, each of which is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third Business Day immediately preceding such redemption date.

“Restricted Payment” means:

(a)	a dividend or other distribution declared or paid on the Capital Stock of Swift or to our shareholders (other than dividends, distributions or payments made solely in Capital Stock (other than Disqualified Stock of Swift) of Swift or in options, warrants or other rights to purchase or acquire Capital Stock (other than Disqualified Stock)), or declared and paid to any Person other than Swift or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by us or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) on the Capital Stock of any Restricted Subsidiary;

(b)	a payment made by us or any of our Restricted Subsidiaries (other than to us or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock, or any options, warrants or other rights to acquire Capital Stock, of Swift or of a Restricted Subsidiary;

(c)	a payment made by us or any of our Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness of Swift or a Guarantor, provided that this clause shall not include any such payment with respect to:

(1)	any such Subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under “—Certain Covenants—Limitation on Asset Sales” and to the extent required by the Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, or

(2)	the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition; or

(d)	an Investment (other than a Permitted Investment) by us or a Restricted Subsidiary in any Person.

“Restricted Subsidiary” means any Subsidiary of Swift that has not been designated an Unrestricted Subsidiary pursuant to the provision of the Indenture described under “—Certain Covenants—Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Senior Indebtedness” when used with respect to us means our obligations with respect to Indebtedness of Swift, whether outstanding on the Issue Date or thereafter Incurred, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness of Swift shall not include:

(a)	Indebtedness of Swift to a Subsidiary of Swift;

(b)	Indebtedness Incurred in violation of the Indenture;

(c)	amounts payable or any other Indebtedness to employees of Swift or any Subsidiary of Swift;

(d)	any Indebtedness of Swift that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to us;

(e)	Subordinated Indebtedness of Swift;

(f)	obligations with respect to any Capital Stock of Swift; and

(g)	in-kind obligations relating to net oil and gas balancing positions.

“Senior Indebtedness” of any Subsidiary Guarantors has a correlative meaning.

“Senior Indebtedness Offer” means an offer by us or a Subsidiary Guarantor to purchase all or a portion of Senior Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Senior Indebtedness was issued.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would be a “Significant Subsidiary” of Swift within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means Indebtedness of Swift (or a Subsidiary Guarantor) that is subordinated or junior in right of payment to the Notes (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” of a Person means:

(a)	another Person that is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by:

(1)	the first Person,

(2)	the first Person and one or more of its Subsidiaries, or

(3)	one or more of the first Person’s Subsidiaries; or

(b)	another Person that is not a corporation (x) at least 50% of the Capital Stock of which, and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (1), (2) or (3) above.

“Subsidiary Guarantors” means, unless released from their Subsidiary Guarantees as permitted by the Indenture, (i) Swift Energy Operating, LLC, (ii) any Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture, and (iii) their respective successors.

“Subsidiary Guarantee” means an unconditional senior Guarantee of the Notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

“Trade Accounts Payable” means accounts payable or other obligations of Swift or any Restricted Subsidiary to trade creditors created or assumed by us or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Unrestricted Subsidiary” means:

(a)	each Subsidiary of Swift that we have designated pursuant to the provisions of the Indenture described under “—Certain Covenants—Restricted and Unrestricted Subsidiaries” as an Unrestricted Subsidiary; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(a)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment or principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” means, at any time, a Restricted Subsidiary of Swift all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by us and our other Wholly Owned Subsidiaries.

Defeasance and covenant defeasance

The Indenture provides that we will, at our election at any time, be discharged from our obligations with respect to the Notes (“Legal Defeasance”) except for certain obligations, including to:

(a)	exchange or register the transfer of Notes;

(b)	to replace stolen, lost or mutilated Notes;

(c)	to maintain paying agencies; and

(d)	to hold moneys for payment in trust.

In addition, the Indenture provides that if we take the actions described below, we may omit to comply with certain covenants, including those described under “—Repurchase at the Option of Holders upon a Change of Control,” “—Certain Covenants” and in clause (d) under the first paragraph of “—Merger, Consolidation and Sale of Substantially All Assets.” Additionally, the occurrence of the Events of Default described below in clauses (c) and (d) (with respect to such covenants) and clauses (e), (f), (g) (with respect to Significant Subsidiaries) and (h) under “—Events of Default and Notice” will be deemed not to be or result in an Event of Default.

Such Legal Defeasance and Covenant Defeasance may occur only if, among other things, we:

(a)	deposit in trust for the benefit of the holders of the Notes, money or U.S. Government Obligations, or a combination thereof, that, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at the Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes; and

(b)	in the case of Legal Defeasance, deliver to the Trustee an Opinion of Counsel

(1)	to the effect that:

(A)	we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)	since the Issue Date there has been a change in the applicable federal income tax law,

in either case to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur, and

(2)	that the resulting trust will not be an “Investment Company” within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder; or

(c)	in the case of Covenant Defeasance, deliver to the Trustee on Opinion of Counsel to the effect that:

(1)	holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and

(2)	that the resulting trust will not be an “Investment Company” within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

If we were to exercise the Covenant Defeasance option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either of the options described above, each Subsidiary Guarantor, if any, will be released from all its obligations under its Subsidiary Guarantee.

Events of Default and Notice

The following are summaries of Events of Default under the Indenture with respect to the Notes:

(a)	failure to pay any interest on the Notes when due, continued for 30 days;

(b)	failure to pay principal of (or premium, if any, on) the Notes when due;

(c)	failure to comply with the provisions of the Indenture described under “—Merger, Consolidation and Sale of Substantially All Assets”;

(d)	failure to perform any other covenant of Swift in the Indenture, continued for 30 days after written notice to us from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(e)	a default by us or any Restricted Subsidiary under any Indebtedness for borrowed money in an aggregate amount greater than $25.0 million (other than Non-recourse Purchase Money Indebtedness) that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture;

(f)	one or more final judgments or orders by a court of competent jurisdiction are entered against us or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $25.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

(g)	certain events of bankruptcy, insolvency or reorganization with respect to Swift or any Significant Subsidiary; or

(h)	a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

The Indenture provides that if an Event of Default (other than an Event of Default described in clause (g) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (g) above with respect to the Notes at the time outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(a)	such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

(b)	the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(c)	the Trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

Modification of the Indenture; Waiver

The Indenture provides that modifications and amendments of the Indenture may be made by us, any Subsidiary Guarantors and the Trustee without the consent of any holders of Notes in certain limited circumstances, including:

(a)	to cure any ambiguity, omission, defect or inconsistency;

(b)	to provide for the assumption of the obligations of Swift under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all the Property of Swift and the Restricted Subsidiaries taken as a whole and certain other events specified in the provisions of the Indenture described under “Merger, Consolidation and Sale of Substantially All Assets”;

(c)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)	to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(e)	to make any change that does not adversely affect the rights of any holder of Notes in any material respect; provided, however, that any change to the Indenture to conform it to the “Description of Notes” section of this prospectus shall not be deemed to adversely affect such rights;

(f)	to add or remove a Subsidiary Guarantor pursuant to the procedure set forth in the Indenture; and

(g)	certain other modifications and amendments as set forth in the Indenture.

The Indenture contains provisions permitting us, any Subsidiary Guarantors and the Trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Notes, except that no such supplemental indenture may, without the consent of all the holders of outstanding Notes, among other things:

(a)	reduce the principal amount of Notes whose holders must consent to an amendment or waiver;

(b)	reduce the rate of or change the time for payment of interest on any Notes;

(c)	change the currency in which any amount due in respect of the Notes is payable;

(d)	reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption provisions with respect thereto;

(e)	reduce the relative ranking of any Notes;

(f)	release any security that may have been granted to the Trustee in respect of the Notes;

(g)	at any time after a Change of Control has occurred, change the repurchase price or the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer; or

(h)	make certain other significant amendments or modifications as specified in the Indenture.

The holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by Swift with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the holders of each outstanding Note.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. After an amendment under the Indenture requiring Noteholder approval becomes effective, we are required to mail to each registered holder of the Notes at such holder’s address appearing in the Debt Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Notices

Notices to holders of the Notes will be delivered to the addresses of such holders as they may appear in the Debt Security Register.

Additional Information

Anyone who receives this prospectus may obtain copies of the Indenture and the Registration Rights Agreement without charge by contacting Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, TX 77060, Attention: Investor Relations Department, or by calling (281) 874-2700 and asking for the Investor Relations Department.

Governing Law

The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture. Wells Fargo Bank, National Association acts as trustee under the indentures for our other series of outstanding senior notes, maintains normal banking relationships with us and our Subsidiaries and may perform certain services and transact other business with us and our Subsidiaries from time to time in the ordinary course of business. In accordance with the Trust Indenture Act, if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Book-Entry System

The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive New Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchanges of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Swift takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Swift that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Swift that, pursuant to procedures established by it:

(a)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(b)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Swift, the Subsidiary Guarantors and the Trustee will treat the Persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Swift, the Subsidiary Guarantors, the Trustee nor any agent of any of them has or will have any responsibility or liability for:

(a)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(b)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Swift that its current practice, at the due date of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Swift. Neither Swift nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Swift and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Swift that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Swift nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(a)	DTC (1) notifies Swift that it is unwilling or unable to continue as depositary for the Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and in each case Swift fails to appoint a successor depositary within 90 days;

(b)	Swift, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised Swift that, in such event, under its current practices, DTC would notify its Participants of Swift’s request, but will only withdraw beneficial interests from a Global Note at the request of each Participant); or

(c)	a Default or Event of Default has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such New Notes.

Same Day Settlement and Payment

Swift will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Swift will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. Swift expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Plan of Distribution

You may transfer New Notes issued under the exchange offer in exchange for the Old Notes if:

•	you acquire the New Notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of such New Notes in violation of the provisions of the Securities Act of 1933; and

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933) of Swift or any Subsidiary Guarantors.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange New Notes for your Old Notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives New Notes for your own account in exchange for Old Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such New Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes.

Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any New Notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel or other advisors to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

Certain United States Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the exchange of Old Notes for New Notes, and does not purport to be a complete analysis of all potential tax consequences relating thereto. This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons exchanging the Old Notes for New Notes pursuant to the exchange offer. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code.”

The discussion is based on the provisions of the Code, existing, temporary, and proposed U.S. Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service, or the “IRS,” and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change at any time or different interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought, nor will we seek, any rulings from the IRS with respect to the matters discussed below. Holders of Old Notes should consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Subject to the foregoing, the exchange of the New Notes for the Old Notes in the exchange offer will not be treated as an “exchange” for United States federal income tax purposes, because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange of the New Notes for the Old Notes will not be a taxable event to holders for United States federal income tax purposes. Moreover, the New Notes will have the same tax attributes as the Old Notes and the same United States federal income tax consequences to holders as the Old Notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

Legal Matters

The validity of the Notes will be passed upon for us by Baker & Hostetler LLP, Houston, Texas.

Experts

The consolidated financial statements of Swift Energy Company and subsidiaries appearing in Swift Energy Company’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Swift Energy Company’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information set forth or incorporated by reference herein regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values audited by H.J. Gruy & Associates, Inc., independent petroleum engineers. All such information has been included or incorporated herein by reference in reliance upon the authority of such firm as an expert in such matters.

ANNEX A:

Letter of transmittal

TO TENDER

7 7/8% SENIOR NOTES DUE 2022

OF

SWIFT ENERGY COMPANY

PURSUANT TO THE PROSPECTUS DATED                 , 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY                  TIME, ON                     , 2013 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE

OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

If you wish to exchange your issued and outstanding 7 7/8% Senior Notes due 2022 (“Old Notes”) for an equal aggregate principal amount of newly issued 7 7/8% Senior Notes due 2022 (“New Notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Exchange Offer, you must validly tender (and not withdraw) your Old Notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated                 , 2013 (the “Prospectus”), of Swift Energy Company (the “Issuer”), the Registration Rights Agreement, dated as of October 18, 2012 (the “Registration Rights Agreement”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the Old Notes for an equal aggregate principal amount of New Notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Issuer shall notify the Exchange Agent orally (promptly followed in writing) or in writing of the extension. The Issuer will notify each registered holder of the Old Notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal. Subject to, and effective upon, the acceptance for exchange of your Old Notes tendered, you exchange, assign and transfer to, or upon order of, the Issuer all right, title and interest in and to the Old Notes tendered.

2. By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of Old Notes. You also represent and warrant that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

3. You understand that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering Old Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer or any Guarantor within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes, and that if such holders are participating, in the Exchange Offer or have such arrangements, for the purpose of distributing the New Notes to be acquired in the Exchange Offer, you (a) cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter or interpretive letters of similar effect and (b) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any secondary resale transaction.

5. By tendering Old Notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of your business;

(b)	you have no arrangement or understanding with any person or entity to participate in the distribution of Old Notes or New Notes within the meaning of the Securities Act;

(c)	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933) of the Issuer or any Guarantor; and

(d)	if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, you will not be deemed to admit that you are in an “underwriter” within the meaning of the Securities Act.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement, elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, by and among the Issuer, Guarantor, and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at Swift Energy Company, Investor Relations Department, 16825 Northchase Drive, Suite 400, Houston, Texas 77060. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of Old Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by you or on your behalf expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. You agree that the Issuer’s acceptance of any tendered Old Notes and the issuance of New Notes in exchange therefor shall constitute the Issuer’s performance in full of its obligations under the Registration Rights Agreement and that, upon the issuance of the New Notes, the Issuer will have no further obligations or liabilities thereunder (except in certain limited circumstances set forth therein).

7. If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

8. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

9. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Partial tenders.

Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3. Validity of tenders.

All questions as to the validity, form, eligibility, time of receipt, acceptance, and withdrawal of tendered Old Notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any Old Notes not properly tendered or any Old Notes the Issuer’s acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders.

4. Waiver of conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No conditional tender.

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6. Request for assistance or additional copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth in the Prospectus under “Prospectus Summary—The Exchange Offer—Exchange Agent.” Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8. No guarantee of late delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

With respect to Swift, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

Swift’s Third Amended and Restated Bylaws provide for indemnification of its officers, directors and employees to the fullest extent permitted by the TBOC. With shareholder approval, Swift amended its Certificate of Formation to confirm that Swift has the power to indemnify certain persons in such circumstances as are provided in its Third Amended and Restated Bylaws. The amendment allows Swift to enter into additional insurance and indemnity arrangements at the discretion of Swift’s board of directors. Swift has also entered into individual indemnification agreements with each of its officers and directors. These agreements indemnify such officers and directors to the fullest extent permitted by law against risks of claims and actions against them arising out of their service to and activities on behalf of the Company. Swift also maintains insurance to cover amounts that Swift may be required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

With respect to Swift Energy Operating, LLC, Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a person; (2) pay in advance or reimburse expenses incurred by a person; and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. Swift Energy Operating, LLC has the authority under Sections 8.103 and 8.002 of the TBOC to indemnify its directors and officers to the extent provided for in such statutes. In addition, Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Swift Energy Operating, LLC’s Regulations provide for indemnification of its managers and officers comparable to the indemnification for directors and officers under Swift’s bylaws.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of May 19, 2009, between Swift Energy Company and Wells Fargo Bank, National Association, Trustee, covering debt securities offered thereunder, including Form of Note or Debenture attached thereto (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Form S-3 filed May 19, 2009, and amended June 17 and June 26, 2009).

4.2	First Supplemental Indenture dated as of November 25, 2009, between Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association, including the form of 8 7/8 Senior Notes (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed December 2, 2009).

Exhibit No.	Description of Exhibit

4.3	Second Supplemental Indenture dated as of November 30, 2011, among Swift Energy Company, Swift Energy Operating, LLC, and Wells Fargo Bank, National Association relating to the 7 7/8% Senior Notes due 2022 of Swift Energy Company (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed December 5, 2011).

4.4	Registration Rights Agreement, dated October 18, 2012, by and among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed October 24, 2012).

*5.1	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of H.J. Gruy and Associates, Inc.

*23.3	Consent of Baker & Hostetler LLP (included as part of Exhibit 5.1 hereto).

*24.1	Powers of Attorney (included on each signature page hereto).

*25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.
(b)	Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)(i) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(ii) That every prospectus (i) that is filed pursuant to paragraph (g)(i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(j) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 12, 2013.

SWIFT ENERGY COMPANY

By:	/s/ Terry E. Swift
Terry E. Swift
Chairman of the Board, Chief Executive Officer

Each person whose signature appears below appoints Terry E. Swift, Bruce H. Vincent, and Alton D. Heckaman, Jr., and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Terry E. Swift Terry E. Swift	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	February 12, 2013

/s/ Bruce H. Vincent Bruce H. Vincent	President and Director	February 12, 2013

/s/ Alton D. Heckaman, Jr. Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2013

/s/ Barry S. Turcotte Barry S. Turcotte	Vice President—Accounting and Controller (Principal Accounting Officer)	February 12, 2013

/s/ Deanna L. Cannon Deanna L. Cannon	Director	February 12, 2013

/s/ Douglas J. Lanier Douglas J. Lanier	Director	February 12, 2013

/s/ Greg Matiuk Greg Matiuk	Director	February 12, 2013

/s/ Clyde W. Smith, Jr. Clyde W. Smith, Jr.	Director	February 12, 2013

/s/ Charles J. Swindells Charles J. Swindells	Director	February 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 12, 2013.

SWIFT ENERGY OPERATING, LLC

By:	/s/ Terry E. Swift
Terry E. Swift
Chairman of the Board, Chief Executive Officer and Manager

Each person whose signature appears below appoints Terry E. Swift, Bruce H. Vincent, and Alton D. Heckaman, Jr., and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Terry E. Swift Terry E. Swift	Chairman of the Board, Chief Executive Officer And Manager (Principal Executive Officer)	February 12, 2013

/s/ Bruce H. Vincent Bruce H. Vincent	President and Manager	February 12, 2013

/s/ Alton D. Heckaman, Jr. Alton D. Heckaman, Jr.	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	February 12, 2013

/s/ Barry S. Turcotte Barry S. Turcotte	Vice President—Accounting and Controller (Principal Accounting Officer)	February 12, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of May 19, 2009, between Swift Energy Company and Wells Fargo Bank, National Association, Trustee, covering debt securities offered thereunder, including Form of Note or Debenture attached thereto (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Form S-3 filed May 19, 2009, and amended June 17 and June 26, 2009).

4.2	First Supplemental Indenture dated as of November 25, 2009, between Swift Energy Company, Swift Energy Operating, LLC and Wells Fargo Bank, National Association, including the form of 8 7/8% Senior Notes (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed December 2, 2009).

4.3	Second Supplemental Indenture dated as of November 30, 2011, among Swift Energy Company, Swift Energy Operating, LLC, and Wells Fargo Bank, National Association relating to the 7 7/8% Senior Notes due 2022 of Swift Energy Company (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed December 5, 2011).

4.4	Registration Rights Agreement, dated October 18, 2011, by and among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Current Report on Form 8-K filed October 24, 2012).

*5.1	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of H.J. Gruy and Associates, Inc.

*23.3	Consent of Baker & Hostetler LLP (included as part of Exhibit 5.1 hereto).

*24.1	Powers of Attorney (included on each signature page hereto).

*25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.
(b)	Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.